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                                                                    Exhibit 10.5



                           LOAN AND SECURITY AGREEMENT

                          $500,000 WORKING CAPITAL LINE
                               $500,000 TERM LOAN
                                   PROVIDED BY
                               SILICON VALLEY BANK
                                       TO
                           ART TECHNOLOGY GROUP, INC.

                                NOVEMBER 26, 1997



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     This LOAN AND SECURITY AGREEMENT is entered into as of November 26, 1997, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name Silicon Valley East ("Bank"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 101 Huntington Avenue, Boston, Massachusetts 02199 ("Borrower).

                                    RECITALS

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION

          1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Person's managers and members.

               "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees


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and expenses of appeal or review, or those incurred in any Insolvency
Proceeding) whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" means an amount equal to EIGHTY percent (80%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the Massachusetts Uniform Commercial Code.

               "Collateral" means the property described on EXHIBIT A attached hereto.

               "Committed Revolving Line" means a credit extension of up to FIVE HUNDRED THOUSAND AND NO/100THS Dollars ($500,000), made available to Borrower on and after the first day of the month following Bank's receipt of Borrower's financial statements showing that Borrower has raised new equity capital after September 1, 1997 of no less than One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall


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not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Extension" means each Advance, Equipment Advance, Letter of Credit, Term Loan, Exchange Contract or any other extension of credit by Bank for the benefit of Borrower hereunder.

               "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

                    (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                    (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                    (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except with respect to RR Donnelly, Sony and other account debtors approved by Bank in its sole discretion, as to which the percentage shall be fifty percent (50%) to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;


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                    (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

                    (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

                    (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                    (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                    (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

                    (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                    (j) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.


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               "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property Collateral" means the following rights of the Borrower.

                    (a) Copyrights, Trademarks, Patents, and Mask Works;

                    (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                    (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                    (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                    (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                    (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                    (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.


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               "Inventory" means all present and future inventory in which
Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "lRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

               "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Maturity Date" means December 29, 2000.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

               "New Equity" has the meaning set forth in Section 6.11.

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any


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debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Payment Date" means the LAST BUSINESS DAY of each month commencing on the first such date after the Closing Date and ending on the Maturity Date.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

               (e) Indebtedness secured by Permitted Liens.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;


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               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, PROVIDED the same have no priority over any of Bank's security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement).

               (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Borrower determined in accordance with GAAP.

               "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Maturity Date" means NOVEMBER 25, 1998.

               "Schedule" means the schedule of exceptions attached hereto, if any.


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               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means with respect to any Person, a corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

               "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

               "Term Loan" means a credit extension of FIVE HUNDRED THOUSAND AND NO/100THS Dollars ($500,000).

               "Term Loan Payment" has the meaning set forth in Section 2.1.2.

               "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

               "Trademarks" means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/"includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

     2.   LOAN AND TERMS OF PAYMENT

          2.1 CREDIT EXTENSIONS. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all


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Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               2.1.1 REVOLVING ADVANCES.

                    (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                    (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

                    (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

               2.1.2 TERM LOAN.

                    (a) Subject to and upon the terms and conditions of this Agreement, Bank shall make a Term Loan available to Borrower.

                    (b) Interest shall accrue from the date of the Term Loan advance at a rate equal to ONE AND ONE QUARTER (1.25) percentage points above the Prime Rate. Borrower shall pay thirty-six (36) equal monthly installments of principal PLUS all accrued and unpaid interest (the "Term Loan Payment") on the Payment Date of each month commencing January 1998 and ending on the Maturity Date. Borrower's final Term Loan Payment shall include all outstanding Term Loan principal plus all accrued interest not yet paid. The Term Loan, once repaid, may not be reborrowed.


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          2.2  OVERADVANCES. If, at any time or for any reason, the amount of
Advances owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                    (a) INTEREST RATE. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to ONE AND ONE QUARTER (1.25) percentage points above the Prime Rate.

                    (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                    (c) PAYMENTS. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 3300070667 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                    (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not


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a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  FEES. Borrower shall pay to Bank the following:

                    (a) FACILITY FEE. A Facility Fee equal to FIVE THOUSAND AND NO/100ths Dollars ($5,000), which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

                    (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of- pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                    (c) BANK EXPENSES. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                    (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                    (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                    (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense attributable to the loans made by Bank pursuant hereto as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.


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          2.7  TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Borrower may prepay any or all amounts owed to Bank hereunder without premium or penalty and thereafter, at its option, terminate this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.


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     3.   CONDITIONS OF LOANS

          3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                    (a) this Agreement and the Revolving Promissory Note each duly executed by Borrower;

                    (b) a certificate of the Secretary of Borrower with respect to charter, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                    (c) a payoff letter from Fleet Bank in a form reasonably satisfactory to Bank;

                    (d) financing statements (Forms UCC-1);

                    (e) insurance certificate;

                    (f) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                    (g) Certificate of Foreign Qualification (if applicable);
and

                    (h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                    (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                    (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

     4.   CREATION OF SECURITY INTEREST

          4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Bank a continuing security interest in all Borrower's presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

          5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

          5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

          5.6 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.7 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.8 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

          5.9 SOLVENCY. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

          5.10 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERlSA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an

"investment company within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.11 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

          5.12 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.13 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.14 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.15 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

          5.16 INTELLECTUAL PROPERTY. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the

Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filings with the United States Patent and Trademark Office with respect to the Patents and registered Trademarks and the Register of Copyrights with respect to the registered Copyrights and registered Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of the Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

     6.   AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. (i) Borrower shall deliver to Bank:

                    (a) as soon as available, but in any event within twenty-five (25) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank;

                    (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

                    (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 1 0-Q and 8-K filed with the Securities and Exchange Commission;

                    (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more;

                    (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

                    (f) within twenty-five (25) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of accounts receivable.

                    (g) within twenty-five (25) days after the last day of each month, with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

          (ii) Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, with the first such audit to be completed prior to the Closing Date, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

          6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A, F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

          6.6  INSURANCE.

                    (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                    (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal operating accounts and some portion of its excess funds with Bank.

          6.8 QUICK RATIO. Borrower shall maintain, as of the last day of each calendar month commencing February, 1998, a ratio of Quick Assets to Current Liabilities of at least 1.5 to 1.0.

          6.9 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month commencing February, 1998, a Tangible Net Worth of not less than ONE MILLION AND NO/100THS Dollars ($1,000,000).

          6.10 PROFITABILITY. Borrower shall be profitable for the fiscal quarters ending December 31, 1997 and March 31, 1998. Borrower shall have a minimum net income of (i) ONE HUNDRED THOUSAND AND NO/100THS Dollars ($100,000) in the fiscal quarter ending June 30, 1998, (ii) TWO HUNDRED THOUSAND AND NO/100THS Dollars ($200,000) in the fiscal quarter ending September 30, 1998, and (iii) THREE HUNDRED THOUSAND AND NO/100THS Dollars ($300,000) in the fiscal quarter ending December 31, 1998.

          6.11 NEW EQUITY. Borrower shall have received new equity capital after September 1, 1997 of no less than THREE MILLION AND NO/100ths Dollars ($3,000,000) (the "New Equity") on or before January 31, 1998.

          6.12 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

          6.13 WARRANT PURCHASE AGREEMENT. Promptly after the Closing Date, Borrower shall deliver to Bank a Warrant Purchase Agreement and Warrant in form reasonably satisfactory to Bank, duly executed by Borrower, providing for the purchase by Bank of up to 46,296 shares of Borrower's Series C Preferred Stock.

     7.   NEGATIVE COVENANTS

          Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

          7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business, or (iv) of worn-out or obsolete Equipment.

          7.2 CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a change in Borrower's ownership in excess of 25%, other than changes resulting from the New Equity, or management. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

          7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

          7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9 INTELLECTUAL PROPERTY AGREEMENTS. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgment.

          7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.11 COLLATERAL. Store the Collateral with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Collateral. Except for Collateral sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Collateral only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.12 COMPLIANCE. Become an "investment company or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA;

permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur where the effect of such Reportable Event or Prohibited Transaction is to cause a Material Adverse Effect; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 PAYMENT DEFAULT. If Borrower fails to pay, when due, any of the Obligations.

          8.2  COVENANT DEFAULT.

                    (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or

                    (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

          8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations, or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if

Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES

          9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                    (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                    (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                    (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                    (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                    (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                    (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                    (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                    (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                    (i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                    (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                    (k) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

          9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (f) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3 ACCOUNTS COLLECTION. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

          If to Borrower           Art Technology Group, Inc.

                                   101 Huntington Avenue
                                   Boston, Massachusetts 02199
                                   Attn: Ann Brady, CFO
                                   FAX: (617) 859-1211

          If to Bank               Silicon Valley Bank
                                   40 William Street
                                   Wellesley, MA 02181
                                   Attn: Joan M. Parsons
                                   FAX: 617-431-9906

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE

          The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS

          12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2 INDEMNIFICATION. Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8 EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.


"Borrower"                         "Bank"

ART TECHNOLOGY GROUP, INC.         SILICON VALLEY BANK, doing business as
                                   SILICON VALLEY EAST

By:    /S/  JEET SINGH             By:        /S/  JAMES C. MAYNARD
     ------------------------             ----------------------------------
     Jeet Singh, President                   James C. Maynard, SVP

By:   /S/  JOSEPH T. CHUNG
     ------------------------
                                   SILICON VALLEY BANK


                                   By:        /S/  MICHELLE D. GIANNINI
                                          ----------------------------------
                                   Title:     AVP
                                          ----------------------------------
                                   (Signed in Santa Clara County, California)

                                    EXHIBIT A

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION             DATE: ____________________

FAX#: (408) __________                           TIME: ____________________

FROM:_____________________________________________________________________
BORROWER'S NAME

FROM:_____________________________________________________________________
AUTHORIZED SIGNER'S NAME

__________________________________________________________________________
AUTHORIZED SIGNATURE

PHONE:____________________________________________________________________

FROM ACCOUNT #_______________________TO ACCOUNT #__________________


--------------------------------------------------------------------------------
REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)            $_________________________________
PRINCIPAL PAYMENT (ONLY)                $_________________________________
INTEREST PAYMENT (ONLY)                 $_________________________________
PRINCIPAL AND INTEREST (PAYMENT)        $_________________________________


OTHER INSTRUCTIONS: __________________________________________________

--------------------------------------------------------------------------------

All representations and warranties of Borrower stated in the Loan and Security Agreement dated as of November 26, 1997 are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

                                 BANK USE ONLY:
                               TELEPHONE REQUEST:
The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________________
Authorized Requested
                                  ___________________________________________
                                  Authorized Signature (Bank)
                                  Phone # ___________________________________

--------------------------------------------------------------------------------

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE


Borrower: Art Technology Group, Inc.         Lender: Silicon Valley Bank
          101 Huntington Avenue                      3003 Tasman Drive
          Boston, Massachusetts 02199                Santa Clara, CA 95054

Commitment Amount: $500,000


ACCOUNTS RECEIVABLE
     1.       Accounts Receivable Book Value as of _________                    $_______
     2.       Additions (please explain on reverse)                             $_______
     3.       TOTAL ACCOUNTS RECEIVABLE                                         $_______

ACCOUNTS RECEIVABLE DEDUCTIONS
     4.       Amounts over 90 days due                           $_________
     5.       Balance of 50% over 90 day accounts                $_________
     6.       Concentration Limits                               $_________
     7.       Ineligible Foreign Accounts                        $_________
     8.       Governmental Accounts          $_________
     9.       Contra Accounts                     $_________
     10.      Promotion or Demo Accounts                         $_________
     11.      Intercompany/Employee Accounts                     $_________
     12.      Other (please explain on reverse)   $_________
     13.      TOTAL ACCOUNTS RECEIVABLE
              DEDUCTIONS                                                   $_______
     14.      Eligible Accounts (#3 - #13)                                 $_______
     15.      LOAN VALUE OF ACCOUNTS (80% of #14)                          $_______

BALANCES
     16.      Maximum Loan Amount                                $500,000
     17.      Total Funds Available (Lesser of #16 or #15)                 $_______
     18.      Present balance owing on Line of Credit                      $_______
     19.      Outstanding under Sublimits (none)                 $_________
     20.      RESERVE POSITIVE (#17 minus #18 and #19)                          $_______


THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AND SECURITY AGREEMENT DATED AS OF NOVEMBER 26, 1997, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENT:




-----------------------------


By:
     ------------------------
         Authorized Signer


-----------------------------------------
               BANK USE ONLY

Rec'd By:  ___________________________
Date:     ______________________________
Reviewed By:________________________
Compliance Status:  Yes/No


-----------------------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

Borrower: Art Technology Group, Inc.    Lender:   Silicon Valley Bank
          101 Huntington Avenue                   3003 Tasman Drive
          Boston, Massachusetts 02199             Santa Clara, CA 95054

     The undersigned authorized officer of ART TECHNOLOGY GROUP, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of November 26, 1997 between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes. The Officer further expressly acknowledges Borrower may not request any borrowings at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column


          REPORTING COVENANT                           REQUIRED                     COMPLIES
--------------------------------------          --------------------------       --------------

Monthly financial statements                     Monthly within 25 days            Yes      No
Annual (CPA Audited)                             FYE within 120 days               Yes      No

A/R Agings                                       Monthly within 25 days            Yes      No
A/R Audit                                        Initial and Annual                Yes      No


          FINANCIAL COVENANTS                       REQUIRED         ACTUAL         COMPLIES
-----------------------------------------------  ---------------  --------------  --------------
MAINTAIN ON A MONTHLY BASIS:
Minimum Quick Ratio Commencing 2/28/98           1.5:1.0          _____:1.0        Yes      No
Minimum TNW commencing 2/28/98                   $1,000,000       $__________      Yes      No
MAINTAIN ON A QUARTERLY BASIS:
Profitability FQE 12/31/97 and 3/31/98           $1.00            $__________      Yes      No
                                                 ---------------
Profitability FQE 6/30/98                        $100,000         $__________      Yes      No
Profitability FQE 9/30/98                        $200,000         $__________      Yes      No
Profitability FQE 12/31/98                       $300,000         $___________     Yes      No
OTHER:
New Equity to trigger Committed Revolving Line   $1,750,000       $___________     Yes      No
New Equity on or before 1/31/98                  $3,000,000       $___________     Yes      No


Comments Regarding Exceptions:

Sincerely,
----------------------------
Signature
----------------------------
TITLE
----------------------------
DATE


               BANK USE ONLY

Received by:_____________________
Date:_____________________
Reviewed by:_____________________
Compliance Status:          Yes     No

Comments Regarding Exceptions:

Sincerely,

----------------------------
Signature

----------------------------
TITLE

----------------------------
DATE

               DISCLOSURE SCHEDULE TO LOAN AND SECURITY AGREEMENT


Section 5.2

In a letter dated October 17, 1997, Fleet National Bank ("Fleet") declared its loan to the Company in default and demanded payment of all amounts outstanding thereunder. The Company is in default on payments due under two leases. The Company has delayed payments due to substantially all of its creditors, including employees.

Section 5.3

The Collateral is subject to Liens under the following agreements with Fleet, each dated December 20, 1996: Revolving Note, Term Note I, Term Note II, Promissory Note, Letter Agreement, Inventory, Accounts Receivable and Intangibles Security Agreement, Supplementary Security Agreement and Security Agreement (Trademarks).

Section 5.7

The Company is negotiating with one of its landlords regarding past due amounts outstanding under a lease. A default judgment in the amount of $94,365 was entered in November 1997 in favor of the First Church of Christ Scientist of Boston, the other of the Company's landlords (of property no longer occupied by the Borrower), on a claim for amounts past due. The Company believes that Sybase, Inc. is infringing certain of the Company's DYNAMO trademarks. In addition, see matters described in Sections 5.9, 5.10 and 5.12.

Section 5.8

The Company has delivered to the Bank its unaudited balance sheet as of September 30, 1997 (the "Statement Date") and the related statements of operations for the nine-month period ended as of the Statement Date. Since the Statement Date, the Company has continued to incur operating losses. The Company's discussions with Robertson, Stephens & Company regarding a private placement of the Company's capital stock are on hold. The Company is instead pursuing private equity investments by individuals. The matters set forth in Sections 5.9, 5.10 and 5.12, individually or in the aggregate, may also constitute a material adverse change in the Company's financial condition since the Statement Date.

Section 5.9

As of the date of this Loan and Security Agreement, the fair saleable value of Borrower's assets (including goodwill minus disposition costs) does not exceed the fair value of its liabilities. Following the transactions contemplated by this Loan and Security Agreement, Borrower may be left with unreasonably small capital. As of and prior to the date of this Loan and Security Agreement, Borrower has not been able to pay its debts (including trade debts) as they mature. See Sections 5.2, 5.7, 5.8 and 5.12.

Section 5.10

See Section 5.12 regarding arrears in payroll and withholding taxes.

Section 5.12

The Company is in arrears in the amount of approximately $540,000 with respect to payroll and withholding taxes.

                           LOAN MODIFICATION AGREEMENT

     This LOAN MODIFICATION AGREEMENT is entered into as of March 31, 1998, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East ("Bank"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 101 Huntington Avenue, Boston, Massachusetts 02199 ("Borrower").

                                    RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

     1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Revolving Promissory Note dated November 26, 1997 in the original principal amount of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000) (the "Revolving Note"), and a Term Promissory Note dated November 26, 1997 in the original principal amount of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000) (the "Term Note"). The Revolving Note and the Term Note are governed by the terms of a Loan and Security Agreement dated November 26, 1997 between Borrower and Bank, as such Loan and Security Agreement may be amended from time to time (the "Loan Agreement").

     Hereinafter, all indebtedness owning by Borrower to Bank shall be referred to as the "Indebtedness."

     2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, the Revolving Note and the Term Note, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

     3.   DESCRIPTION OF CHANGES IN TERMS.

     3.1 MODIFICATIONS TO TERM LOAN INTEREST RATES. Section 2.1.2(b) of the Loan Agreement is hereby replaced in its entirety with the following:

          (b) Interest shall accrue from the date of the Term Loan advance at a rate equal to ONE AND ONE QUARTER (1.25) percentage points above the Prime

          Rate until March 1, 1998, and thereafter, at TWO AND THREE QUARTERS (2.75) percentage points above the Prime Rate. Borrower shall pay thirty-six (36) equal monthly installments of principal PLUS all accrued and unpaid interest (the "Term Loan Payment") on the Payment Date of each month commencing January 1998 and ending on the Maturity Date. Borrower's final Term Loan Payment shall include all outstanding Term Loan principal plus all accrued interest not yet paid. The Term Loan, once repaid, may not be reborrowed.

     3.2 MODIFICATIONS TO INTEREST RATES. Section 2.3(a) of the Loan Agreement is hereby replaced in its entirety with the following:

          (a) INTEREST RATE. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to ONE AND ONE QUARTER (1.25) percentage points above the Prime Rate until March 1, 1998, and thereafter, at TWO AND THREE QUARTERS (2.75) percentage points above the Prime Rate.

     3.3 MODIFICATIONS TO NEW EQUITY COVENANT. Section 6.11 of the Loan Agreement is hereby replaced in its entirety with the following:

          6.11 NEW EQUITY. Borrower shall have received new equity capital after September 1, 1997 of no less than FOUR MILLION AND NO/100THS DOLLARS ($4,000,000) (the "New Equity") on or before April 15, 1998. Borrower will deposit in its accounts with Bank any new equity raised after January 31, 1998 and will notify Bank promptly of its compliance or non-compliance with this covenant.

     3.4 MODIFICATIONS TO COMPLIANCE CERTIFICATE. Exhibit D of the Loan Agreement is hereby replaced in its entirety with Exhibit D to this Agreement.

     4. WAIVER OF DEFAULT; FORBEARANCE. (i) Bank hereby forbears from any violation by Borrower of the Quick Ratio Covenant set forth in section 6.8 of the Loan Agreement for the periods ending February 28, 1998 and March 31, 1998 and of the Tangible Net Worth Covenant set forth in section 6.9 of the Loan Agreement for the periods ending February 28, 1998 and March 31, 1998.

          (ii) Bank hereby waives Borrower's violation of the Profitability Covenant set forth in Section 6.10 of the Loan Agreement for the period ending December 31, 1997 and forbears from any violation by Borrower of such covenant for the period ending March 31, 1998.

          (iii) Bank hereby waives Borrower's violation of the New Equity Covenant set forth in Section 6.11 of the Loan Agreement prior to its amendment by this Loan Modification Agreement.

     5. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)  this Loan Modification Agreement duly executed by Borrower;

          (b) a Warrant Purchase Agreement and Warrant to purchase 10,000 shares of Borrower's Series C Convertible Preferred Stock, $.01 par value per share at $0.01 per share, otherwise on terms substantially similar to the terms of the Warrant Purchase Agreement and Warrant dated as of November 26, 1998 between Borrower and Bank; and

          (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

     7. NO DEFENSES OR BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

     8. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents and modified by the attached Disclosure Schedule, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and (vi) the terms of this Section 8 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

     9. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower"                         "Bank"

ART TECHNOLOGY GROUP, INC.         SILICON VALLEY BANK, doing
                                   business as SILICON VALLEY EAST


By:    /S/  JEET SINGH             By:   /S/  JAMES C. MAYNARD
     ------------------------           ------------------------
        Jeet Singh, President              James C. Maynard, SVP


                                        SILICON VALLEY BANK


                                        By:   /S/  AMY B. YOUNG
                                             ----------------------------
                                        Title:  VICE PRESIDENT
                                             ----------------------------
                                             (Signed in Santa Clara County,
                                             California)



                                EXHIBIT D FOLLOWS

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

Borrower: Art Technology Group, Inc.    Lender:   Silicon Valley Bank
          101 Huntington Avenue                   3003 Tasman Drive
          Boston, Massachusetts 02199             Santa Clara, CA 95054


     The undersigned authorized officer of ART TECHNOLOGY GROUP, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of November 26, 1997 between Borrower and Bank as amended from time to time (the "Agreement"), (i) Borrower is in complete compliance for the period ending ________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further claims that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes. The Officer further expressly acknowledges Borrower may not request any borrowings at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column


                                                  REQUIRED                  COMPLIES
Monthly financial statements               Monthly within 25 days           Yes  No

Annual (CPA Audited)                       FYE within 120 days              Yes  No

A/R Agings                                 Monthly within 25 days           Yes  No

A/R Audit                                  Initial and Annual               Yes  No


          COVENANTS                         REQUIRED        ACTUAL          COMPLIES
MAINTAIN ON A MONTHLY BASIS:

Minimum Quick Ratio commencing 4/30/98     1.5; 1.0      _______; 1.0       Yes  No

Minimum TNW commencing 4/30/98             $1,000,000   $___________        Yes  No



          COVENANTS                         REQUIRED        ACTUAL          COMPLIES
MAINTAIN ON A QUARTERLY BASIS:

Profitability FQE 6/30/98                  $100,000     $___________        Yes  No

Profitability FQE 9/30/98                  $200,00      $___________        Yes  No

Profitability FQE 12/31/98                   $300,000   $___________        Yes  No

OTHER:
New Equity on or before 4/15/98            $4,000,000   $___________        Yes  No


Comments Regarding Exceptions:






Sincerely,



----------------------------
Signature

----------------------------
TITLE

----------------------------
DATE


----------------------------------------

             BANK USE ONLY
Received by:
Date:
Reviewed by:
Compliance Status:          Yes     No


----------------------------------------

               DISCLOSURE SCHEDULE TO LOAN MODIFICATION AGREEMENT

Section 5.2

     The Company is in default on payments due under a lease and has agreed to a payment plan with the lessor. The Company has delayed payments due to substantially all of its creditors, including employees.

Section 5.3

     The Collateral is subject to Liens in favor of Silicon Valley Bank.

Section 5.7

     A default judgment in the amount of $94,365 was entered in November 1997 in favor of the First Church of Christ Scientist of Boston, the Company's landlord (of property no longer occupied by the Borrower), on a claim for amounts past due. The balance due on this judgment was $24,365 as of March 15, 1998. In a letter to the Company dated February 6, 1998, Weblogic, Inc. alleged that the Company is in default under the terms of a license agreement. The Company believes that it is not in default under the license agreement and has communicated this to Weblogic. No further communication has been received from Weblogic to date. The Company believes that Sybase, Inc. is infringing certain of the Company's DYNAMO trademarks. In addition, see matters described in Sections 5.9, 5.10 and 5.12.

Section 5.8

     The Company has delivered to the Bank its unaudited balance sheet as of February 28, 1998 (the "Statement Date") and the related statements of operations for the two-month period ended as of the Statement Date. Since the Statement Date, the Company has continued to incur operating losses. The Company is pursuing private equity investments by venture capital firms and investment banks. The matters set forth in Sections 5.7, 5.9, 5.10 and 5.12, individually or in the aggregate, may also constitute a material adverse change in the Company's financial condition since the Statement Date.

Section 5.9

     As of the date of this Loan and Security Agreement, the fair saleable value of Borrower's assets (including goodwill minus disposition costs) does not exceed the fair value of its liabilities. Following the transactions contemplated by this Loan and Security Agreement, Borrower may be left with unreasonably small capital. As of and prior to the date of this Loan and Security Agreement, Borrower has not been able to pay its debts (including trade debts) as they mature. See Sections 5.2, 5.7, 5.8 and 5.12.

Section 5.10

     See Section 5.12 regarding arrears in payroll and withholding taxes.

Section 5.12

     The Company is in arrears in the amount of approximately $168,000 with respect to payroll and withholding taxes.

                       SECOND LOAN MODIFICATION AGREEMENT

     This SECOND LOAN MODIFICATION AGREEMENT is entered into as of July 2, 1998, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02131, doing business under the name Silicon Valley East ("Bank"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 101 Huntington Avenue, Boston, Massachusetts 02199 ("Borrower").

                                    RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Revolving Promissory Note dated November 26, 1997 in the original principal amount of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000) (the "Revolving Note"), and a Term Promissory Note dated November 26, 1997 in the original principal amount of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000) (the "Term Note"). The Revolving Note and the Term Note are governed by the terms of a Loan and Security Agreement dated November 26, 1997 between Borrower and Bank, as such Loan and Security Agreement was amended by a Loan Modification Agreement dated March __, 1988 between Borrower and Bank, and as such Loan and Security Agreement may be further amended from time to time (the "Loan Agreement").

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement and pursuant to an Intellectual Property Security Agreement dated as of November 26, 1997 between Borrower and Bank (the "IP Security Agreement"). Hereinafter, the Loan Agreement, the IP Security Agreement, the Revolving Notes and the Term Note, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

3.   DESCRIPTION OF CHANGES IN TERMS.

     3.1 MODIFICATIONS TO DEFINITIONS. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms and in the case of new definitions, by adding those new definitions to that Section 1.1:

          "Committed Equipment Line" means a credit extension of up to TWO HUNDRED THOUSAND AND NO/100THS Dollars ($200,000).

          "Committed Revolving Line" means a credit extension of up to ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100THS Dollars ($1,750,000); PROVIDED, HOWEVER, that if Borrower complies with its covenant in Section 6.11 of this Agreement on or prior to July 17, 1998, the Committed Revolving Line will be increased, on the date Bank receives notice of such compliance, up to TWO MILLION FIVE HUNDRED THOUSAND AND NO/100THS Dollars ($2,500,000).

          "Equipment Advance" has the meaning set forth in Section 2.1.3.

          "Equipment Line Maturity Date" means June 29, 2001.

          "New Equity" has the meaning set forth in Section 6.11.

          "Revolving Maturity Date" means JULY 1, 1999.

     3.2 MODIFICATIONS TO COMMITTED REVOLVING LINE. Section 2.1.1(a) of the Loan Agreement is hereby replaced in its entirety with the following:

          (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line; PROVIDED, HOWEVER, that on the earlier of July 17, 1998 or the date on which Borrower complies with its covenant in Section 6.11 of this Agreement, Bank Advances to Borrower shall not, in the aggregate outstanding at any time, exceed the lesser of the Committed Revolving Line or the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

     3.3 MODIFICATIONS TO TERM LOAN INTEREST RATES. Section 2.1.2(b) of the Loan Agreement is hereby replaced in its entirety with the following:

          (b) Interest shall accrue from the date of the Term Loan advance at a rate equal to ONE (1.0) percentage point above the Prime Rate. Borrower shall pay thirty-six (36) equal monthly installments of principal PLUS all accrued and unpaid interest (the "Term Loan Payment") on the Payment Date of each month commencing January 1998 and ending on the Maturity Date. Borrower's final Term Loan Payment shall include all outstanding Term Loan principal plus all accrued interest not yet paid. The Term Loan, once repaid, may not be reborrowed.

     3.4 ADDITION OF COMMITTED EQUIPMENT LINE. Section 2.1.3 is hereby added to the Loan Agreement as follows:

          2.1.3 Equipment Advances.

          (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through JANUARY 2, 1999, Bank agrees to make advances (each in "Equipment Advance" and collectively, the "Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance or Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased or financed. The Equipment Advances shall be used only to purchase or finance Equipment approved from time to time by Bank, and shall not exceed ONE HUNDRED Percent (100%) (i) of the invoice amount of Equipment purchased on or after April 1, 1998, excluding taxes, shipping, warranty charges, freight discounts and installation expense, and (ii) of the book value of Equipment purchased prior to April 1, 1998.

          (b) Interest shall accrue from the date of each Equipment Advance on the average daily balance thereof, at a per annum rate equal to ONE (1.0) percentage point above the Prime Rate and shall be payable monthly on the Payment Date of each month through December 31, 1998. Any Equipment Advances that are outstanding on January 2, 1999 will be payable in THIRTY (30) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month commencing January 29, 1999 and ending on the Equipment Line Maturity Date. Equipment Advances, once repaid, may not be reborrowed.

          (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one
          (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice(s) for the Equipment to be financial.

     3.5 MODIFICATIONS TO INTEREST RATES. Section 2.3(a) of the Loan Agreement is hereby replaced in its entirety with the following:

          (a) INTEREST RATE. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to ONE AND ONE-HALF (1.50) percentage points above the Prime Rate; PROVIDED, HOWEVER, that if Borrower complies with its covenant in Section 6.11 of this Agreement on or prior to July 17, 1998, any Advances shall bear interest on the average daily balance thereof, starting on the date Bank receives notice of such compliance, at a per annum rate equal to ONE-QUARTER (0.25) percentage points above the Prime Rate.

     3.6 MODIFICATIONS TO QUICK RATIO COVENANT. Section 6.8 of the Loan Agreement is hereby replaced in its entirety with the follows:

          6.8 QUICK RATIO. Borrower shall maintain, as of the last day of each calendar month commencing July 31, 1998, a ratio of Quick Assets to Current Liabilities, excluding deferred maintenance revenues, and including all outstanding Credit Extensions, of at least 1.75 to 1.0.

     3.7 MODIFICATIONS TO TANGIBLE NET WORTH COVENANT. Section 6.9 of the Loan Agreement is hereby replaced in its entirety with the following:

          6.9 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month commencing July 31, 1998, a Tangible Net Worth of not less than TWO MILLION AND NO/100THS Dollars ($2,000,000).

     3.8 DELETION OF PROFITABILITY COVENANT. Section 6.10 of the Loan Agreement is hereby replaced in its entirety with the following:

          6.10 INTENTIONALLY OMITTED

     3.9 MODIFICATIONS TO NEW EQUITY COVENANT. Section 6.11 of the Loan Agreement is hereby replaced in its entirety with the following:

          6.11 NEW EQUITY. Borrower shall have received new equity capital after July 1, 1998 and on or before July 17, 1998 of no less than SIX MILLION AND NO/100THS Dollars ($6,000,000) (the "New Equity"). Borrower will deposit in its accounts with Bank any new equity raised after January 31, 1998 and will notify Bank promptly of its compliance or non-compliance with this covenant.

     3.10 MODIFICATIONS OF COMPLIANCE CERTIFICATE. Exhibit D of the Loan Agreement is hereby replaced in its entirety with Exhibit D to this Agreement.

4. FACILITY FEE. Borrower shall pay to Bank a loan modification fee of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500) as well as any out-if-pocket expenses incurred by Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

5. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a)  this Second Loan Modification Agreement duly executed by
Borrower;

          (b)  payment of the fees and Bank Expenses then due specified in
Section 4 hereof; and

          (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended whenever necessary to reflect the changes described in this Second Loan Modification Agreement.

7. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Second Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect,
     (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Second Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Second Loan Modification Agreement, and (vi) the terms of this Section 8 apply not only to this Second Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

9. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.


"Borrower"                         "Bank"

ART TECHNOLOGY GROUP, INC.         SILICON VALLEY BANK, doing
                                   business as SILICON VALLEY EAST


By:   /S/  JEET SINGH              By:   /S/  DAVE RODRIGUEZ for
     ------------------------           -----------------------------
     Jeet Singh, President              James C. Maynard, SVP


                                   SILICON VALLEY BANK


                                   By:   /S/  MICHELLE D. GIANNINI
                                        -----------------------------
                                   Title:  ASST. VICE PRES.
                                        (Signed in Santa Clara County,
                                        California)


                                EXHIBIT D FOLLOWS

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


Borrower: Art Technology Group, Inc.    Lender:   Silicon Valley Bank
          101 Huntington Avenue                   3003 Tasman Drive
          Boston, Massachusetts 02199             Santa Clara, CA 95054


     The undersigned authorized officer of ART TECHNOLOGY GROUP, INC. hereby certify that in accordance with the terms and conditions of the Loan Security Agreement dated as of November 26, 1997 between Borrower and Bank, as amended from time to time (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes. The Officer further expressly acknowledges Borrower may not request any borrowings at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just as the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column


Monthly financial statements       Monthly within 25 days          Yes      No
Annual (CPA Audited)               FYE within 120 days             Yes      No
A/R Agings                         Monthly within 25 days          Yes      No
A/R Audit                          Initial and Annual              Yes      No




Maintain on a Monthly Basis:
Minimum Quick Ratio commencing     1.75:1.0       _________:1.0    Yes      No
7/31/98
Minimum TNW commencing 7/31/98     $2,000,000     $__________      Yes      No
Other:
New Equity on or before 7/17/98    $6,000,000     $__________      Yes      No


Comments Regarding Exceptions:

Sincerely,


--------------------------
Signature


--------------------------
TITLE



--------------------------
DATE

                           LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of September 8, 1998, by and between Art Technology Group, Inc. ("Borrower") and Silicon Valley Bank a California-chartered bank doing business as Silicon Valley East ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated November 26, 1997, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000) and a Term Note in original principal amount of Fine Hundred Thousand and 00/100 ($500,000). The Committed Revolving Line and the Term Note have been modified pursuant to, among other documents, a Second Loan Modification Agreement dated July 2, 1998, pursuant to which, among other things, the Committed Revolving Line was increased to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000), however capped at One Million Seven Hundred Fifty Thousand and 00/100 ($1,750,000) until Borrower meets certain criteria as described therein and a Committed Equipment Line was provided in the original principal amount of Two Hundred Thousand and 00/100 Dollars ($200,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES: Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated November 26, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   MODIFICATION(S) TO LOAN AGREEMENT

          1.   The following defined terms are hereby incorporated into Section
               1.1 entitled "Definitions" or amended to read as follows:

               "Cash Management Services" shall have the meaning set forth in
               Section 2.1.4.

               "Letter of Credit" shall have the meaning set forth in Section 2.1.3.

2. The following Sections are hereby incorporated into the Loan Agreement to read as follows:

     Section 2.1.3 Letters of Credit.

     Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus
     (ii) the then outstanding principal balance of the Advances; PROVIDED that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed One Hundred Thousand and 00/100 Dollars ($100,000). Each Letter of Credit shall have an expiry date no later than one hundred eighty days (180) days after the Revolving Maturity Date provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

     The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold harmless from any loss, cost, expense or liability, including without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

     Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit. Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

     Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face


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

     amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

     Section 2.1.4 Cash Management Sublimit.

     Borrower may use up to Thirty Thousand and 00/100 ($30,000) for Bank's Cash Management Services, which include business credit card services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as an Advance under the Committed Revolving Line.

3.   The following Sections are hereby amended to read as follows:

     Section 2.1.1 Revolving Advances.

          (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line, minus the Cash Management Sublimit, minus the face amount of all Letter of Credit (including drawn but unreimbursed Letters of Credit) or the Borrowing Base, minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed under Section 2.1 may be repaid and reborrowed at any time during the terms of this Agreement.

     Section 2.2 Overadvances.

     If, at any time or for any reason, the amount of Advances owed by Borrower to Bank pursuant to Section 2.1.1, 2.1.3 and 2.1.4 exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

4. CONSISTENT CHANGES: The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER: Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY: Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                          BANK:

ART TECHNOLOGY GROUP, INC.         SILICON VALLEY BANK


By:      /S/ JEET SINGH            By:      DAVE RODRIGUEZ
     ------------------------           ------------------------
Name:  Jeet Singh                  Name:  Dave Rodriguez

Title:  President & CEO            Title:  AVP


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